                                                               Exhibit 99.(h)(6)

            FIRST AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

     FIRST AMENDMENT made as of this 10th day of December, 2003 to the TRANSFER AGENCY AND SERVICE AGREEMENT, dated September 1, 2001 (the "Agreement") between THE GLENMEDE PORTFOLIOS, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, the Fund and Bank have entered into the Agreement;

     WHEREAS, the Fund and the Bank desire to amend the Agreement;

     NOW, THEREFORE, the Fund and the Bank agree to amend the Agreement as follows:

     1. DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

     2. TERMINATION. Section 16.1 of the Agreement is amended by deleting the first sentence of such Section 16.1 in its entirety and inserting in lieu thereof the following:

          "The term of this Agreement shall run through September 1, 2007 (the "Initial Term"), unless earlier terminated as provided herein."

     3. ADDITIONAL FUNDS. APPENDIX A to the Agreement shall be amended by deleting such APPENDIX A in its entirety and inserting in lieu thereof APPENDIX A as attached hereto.

     4.   MISCELLANEOUS.

     (a) Except as amended hereby, the Agreement shall remain in full force and effect.

     (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and the year first above written.


                                        THE GLENMEDE PORTFOLIOS


                                        By:
                                        Name:
                                        Title:


                                        INVESTORS BANK & TRUST COMPANY


                                        By:
                                        Name:
                                        Title:

                                   APPENDIX A


                        Series of The Glenmede Portfolios

                           Muni Intermediate Portfolio
                            New Jersey Muni Portfolio